Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

No. U-	UNITS
CUSIP No.:

TRANSFORMA ACQUISITION GROUP INC.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                               is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Transforma Acquisition Group Inc., a Delaware corporation (the “Corporation”), and one (1) warrant (the “Warrant”) of the Corporation. The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation’s completion of an acquisition of one or more assets or control of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination and (ii)                              [one year after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on                     , 2010, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until ninety (90) days after the earlier to occur of the expiration of the underwriters’ over-allotment option in connection with the Corporation’s initial public offering (the “IPO”) or the exercise in full or in part of such underwriters’ over-allotment option, unless the joint book-running managers of the IPO determine that an earlier date is acceptable. Further, in no event will the separate trading of the Common Stock and the Warrants comprising the Units represented by this certificate begin until the Corporation has filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of its IPO. The terms of the Warrant are governed by a Warrant Agreement, dated as of                     , 2006, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

TRANSFORMA ACQUISITION GROUP INC.

CORPORATE

DELAWARE

SEAL

2006

By:
	Chief Executive Officer	Secretary

Countersigned By:
Transfer Agent

TRANSFORMA ACQUISITION GROUP INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with	under Uniform Gifts to
		right of survivorship and	Minors Act
		not as tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                           HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

__________________________________________

_______________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF

ASSIGNEE)

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

                                                                                                                                            UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY

CONSTITUTE AND APPOINT                      ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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